UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2015
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1111 West Hastings Street, Suite 320
Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 14, 2015, the Board of Directors of Uranium Energy Corp. (the “Company”) accepted the resignation of Alan Lindsay as a director of the Company and as the Chairman of the Board of Directors of the Company. Mr. Lindsay was a co-founder of the Company and has served as Chairman of the Board of Directors since December 2005.

Also on October 14, 2015, following the resignation of Mr. Lindsay, the Board of Directors appointed former United States Energy Secretary Spencer Abraham as a member of the Board of Directors and as the Executive Chairman of the Board of Directors of the Company. Secretary Abraham served as Chairman of the Company’s Advisory Board from December 2012 until his appointment to the Board of Directors on October 14, 2015.

As a result, the Company’s current directors and executive officers are as follows:

Name	Position
Amir Adnani	President, Chief Executive Officer and a director
Spencer Abraham	Executive Chairman and a director
Ivan Obolensky	Director
Vincent Della Volpe	Director
David Kong	Director
Ganpat Mani	Director
Mark Katsumata	Secretary, Treasurer and Chief Financial Officer
Scott Melbye	Executive Vice President

Since 2005, Secretary Abraham has served as the Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. President George W. Bush selected Secretary Abraham as the tenth Secretary of Energy of the United States in 2001. During his tenure at the Energy Department from 2001 through 2005, he developed policies and regulations to ensure the nation’s energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy and nuclear energy policy and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. From 1995 to 2001, Secretary Abraham served as a U.S. Senator from Michigan.

Secretary Abraham has served as a director of Occidental Petroleum Corporation (NYSE: OXY) from 2005 to date, as a director of PBF Energy Inc. (NYSE: PBF) from 2012 to date, as a director of NRG Energy, Inc. (NYSE: NRG) from 2014 to date, and as a director of Two Harbors Investment Corp. (NYSE: TWO) from 2014 to date. He previously served as a director of GenOn Energy, Inc. from January to December 2012, when it was acquired by NRG Energy. Secretary Abraham was previously non-executive Chairman of the board of AREVA Inc., the North American subsidiary of AREVA.

Secretary Abraham serves on the Leadership Council of the prominent Washington D.C. education and policy group, Nuclear Matters, an organization formed to help broaden America’s understanding of the benefits of nuclear power. Secretary Abraham is an alumnus of Michigan State University and Harvard Law School.

Section 8 –	Other Events

Item 8.01	Other Events

On October 15, 2015, the Company issued a news release regarding the resignation of Mr. Lindsay from the Company’s Board of Directors and the appointment of Secretary Abraham to the Company’s Board of Directors.

A copy of the news release is attached as Exhibit 99.1 hereto.

Section 9 –	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description

99.1	News Release dated October 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: October 19, 2015	By:	/s/ Mark Katsumata
Mark Katsumata, Secretary, Treasurer
and Chief Financial Officer